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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 1, 2004

WRC MEDIA INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	333-96119 (Commission File Number)	13-4066536 (IRS Employer Identification No.)

512 Seventh Avenue, 22nd Floor, New York, NY (Address of principal executive offices)	10018 (Zip Code)

Registrant's telephone number, including area code (212) 582-6700

Not Applicable (Former name or former address, if changed since last report)

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Item 7.01.  Regulation FD Disclosure.

On November 1, 2004, WRC Media Inc. announced the date and time of its 2004 third quarter investor conference call which is set forth in the press release in an Exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit

99.1	Press release issued by WRC Media Inc. on November 1, 2004 (furnished purusant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRC MEDIA INC. (Registrant)

Date: November 1, 2004	By : /s/ Richard Nota Name: Richard Nota Title: Executive Vice President, Operations